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                                                                   EXHIBIT 21.1


                          LIST OF AFFILIATED COMPANIES

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Company Name                                                       State of Inc.
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
American Transinurance Group, Inc.                                    Delaware
ATG Reinsurance Ltd.                                           Turks & Ciacos Island
Chemical Leaman Corporation                                         Pennsylvania
EnviroPower, Inc.                                                      Nevada
Fleet Transport Company, Inc.                                         Delaware
Levy Transport Ltd. / Levy Transport, LTEE                             Canada
Mexico Investments, Inc.                                              Florida
MTL De Mexico S.A. de c.v.                                             Mexico
MTL Investments, Inc.                                                  Canada
M T L of Nevada                                                        Nevada
Power Purchasing, Inc.                                                Delaware
QSI Services, Inc.                                                    Delaware
Quala Systems, Inc.                                                   Delaware
Quality Carriers, Inc.                                                Illinois
Transplastics, Inc.                                                   Delaware
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